UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2007

Date of report (date of earliest event reported)

COST-U-LESS, INC.

(Exact name of registrant as specified in its charter)

Washington	0-24543	91-1615590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110

Bellevue, Washington 98006

(Address of principal executive offices)(Zip code)

(425) 945-0213

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Cost-U-Less” refer to Cost-U-Less, Inc., a Washington corporation, and “NWC” and “The North West Company” refer to the North West Company Fund, The North West Company Inc., and NW (US) Holdings, Inc., collectively.

Item 8.01. Other Events.

On December 10, 2007, at a special meeting of shareholders of Cost-U-Less, our shareholders considered and voted on a proposal to approve a merger and the merger agreement, dated as of August 27, 2007, under which Cost-U-Less will be acquired by NWC (US) Holdings, Inc. The proposal received the following votes:

	Votes	Percent of Outstanding
For	2,871,282	70.89
Against	5,043	0.12
Abstain	42	0.00

The foregoing proposal was approved. Approval of this proposal required the affirmative vote of a majority of the outstanding shares of Cost-U-Less common stock.

A copy of the press release announcing the results of the special meeting is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of Cost-U-Less, Inc., dated December 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.

Dated:	December 12, 2007	By:	/s/ J. Jeffrey Meder

Name:	J. Jeffrey Meder
Title:	President and Chief Executive Officer